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Exhibit 4.1

	CUSIP	XXXXXX XX X
	Holder ID	XXXXXXXXXX
Guaranty Bancorp	Insurance Value	1,000,000.00
	Number of Shares	123456
	DTC	12345678 123456789012345
PO BOX 43004, Providence, RI 02940-3004
	Certificate Numbers	Num/No.	Denom.	Total
MR A SAMPLE	1234567890/1234567890	1	1	1
DESIGNATION (IF ANY)	1234567890/1234567890	2	2	2
ADD 1	1234567890/1234567890	3	3	3
ADD 2	1234567890/1234567890	4	4	4
ADD 3	1234567890/1234567890	5	5	5
ADD 4	1234567890/1234567890	6	6	6
[GRAPHIC]	Total Transaction			7

016570— 003590—127C—RESTRICTED— —4—057-423		[GRAPHIC]
	COMMON STOCK	COMMON STOCK
	PAR VALUE $0.01	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND GOLDEN, CO
Certificate Number ZQ 000000			Shares * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * *

GUARANTY BANCORP
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE
	** Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Alexander David Sample * * * * Mr. Sample * * * * Mr. Sample	CUSIP 40075T 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS
is the owner of	* * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY* * *
* * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 6 00620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 60 0620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600 620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Shares * * * * 600620 * * Sh

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE PER SHARE OF

Guaranty Bancorp transferable on the books of the Company by the holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

[GRAPHIC]
	GUARANTY BANCORP	DATED <<Month Day, Year>>
	SEAL	COUNTERSIGNED AND REGISTERED:
[GRAPHIC]	2004	COMPUTERSHARE TRUST COMPANY, N.A.
President and Chief Executive Officer	DELAWARE	TRANSFER AGENT AND REGISTRAR,

[GRAPHIC] Secretary		By	AUTHORIZED SIGNATURE

GUARANTY BANCORP

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-	. . . . . . . . . .Custodian . . . . . . . . . . . . . . .
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties		under Uniform Gifts to Minors Act . . . . . . . . . . . . .
(State)
JT TEN	-	as joint tenants with right of survivorship	UNIF TRF MIN ACT . . . . . . . . . . . . . . .Custodian (until age. . .). . . . . . . . . . .
		and not as tenants in common		(Cust) (Minor)
under Uniform Transfers to Minors Act. . . . . . . . . .
(State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

			Signature(s) Guaranteed: Medallion Guarantee Stamp
Dated:		20	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
Signature:

Signature:
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

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  Exhibit 4.1